UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo,

California 92656

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 389-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Bylaws

On February 9, 2012, the Board of Directors (the “Board”) of QLogic Corporation (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws (the “Amended Bylaws”). The Amended Bylaws include the following substantive changes:

(i) Record Date for Notice and Voting. Various provisions in Article II have been amended to permit the Company to designate a record date for the determination of stockholders entitled to vote at a stockholders’ meeting that is later than the record date for stockholders entitled to notice of the meeting.

(ii) Adjournment. A new Article II, Section 6 has been added to clarify existing authority to adjourn any meeting of stockholders as permitted by the Delaware General Corporation Law (the “DGCL”).

(iii) Action by Written Consent. Article II, Section 10 has been amended to include certain procedural provisions applicable to the right of stockholders to act by written consent as permitted by the Company’s Certificate of Incorporation.

(iv) Indemnification. Article VII has been amended to (A) provide for mandatory indemnification and advancement of expenses to the Company’s directors and Board-appointed officers and to provide for discretionary indemnification and advancement of expenses for other employees and agents, in each case to the extent permitted by the DGCL; (B) provide that a person shall not be indemnified by the Company with respect to a proceeding commenced by such person unless commencement of the proceeding was authorized in the specific case by the Board; and (C) clarify that the right to indemnification shall not be eliminated or impaired by an amendment of the Bylaws after the occurrence of an event that is the subject of the claim for which indemnification is sought.

(v) Officer Compensation. Amendments to Article IV, Section 4 clarify the Company’s practice with respect to setting compensation for officers of the Company.

(vi) Other Changes. The Amended Bylaws include certain other non-substantive language and conforming changes.

The above summary of the substantive changes reflected in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certificate of Elimination of Series A Junior Participating Preferred Stock

In addition, on February 10, 2012, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) of the Series A Junior Participating Preferred Stock of the Company (the “Preferred Stock”) with the Secretary of State of the State of Delaware, thereby removing the Certificate of Designation of the Preferred Stock from the Company’s Certificate of Incorporation, as amended. The Certificate of Elimination became effective upon filing. The Preferred Stock was previously authorized in connection with the Rights Agreement, dated as of June 4, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent (as

amended, the “Rights Agreement”). The Rights Agreement expired in accordance with its terms on June 4, 2006. No shares of Preferred Stock were issued or outstanding upon filing of the Certificate of Elimination. A copy of the Certificate of Elimination is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Amended and Restated Bylaws of QLogic Corporation, as Adopted on February 9, 2012

3.2	Certificate of Elimination of the Series A Junior Participating Preferred Stock of QLogic Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

February 13, 2012	/s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer

Exhibit Index

3.1	Amended and Restated Bylaws of QLogic Corporation, as Adopted on February 9, 2012

3.2	Certificate of Elimination of the Series A Junior Participating Preferred Stock of QLogic Corporation

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